THE CHEFS’ WAREHOUSE, INC. 10-K

Exhibit 21

The Chefs’ Warehouse, Inc.

Subsidiaries of the Registrant

Entity Name	State of Organization
Dairyland USA Corporation	New York
Dairyland HP LLC (1)	Delaware
Bel Canto Foods, LLC (1)	New York
Chefs’ Warehouse Parent, LLC	Delaware
The Chefs’ Warehouse Mid-Atlantic, LLC (2)	Delaware
The Chefs’ Warehouse West Coast, LLC (2)	Delaware
The Chefs’ Warehouse of Florida, LLC (2)	Delaware
The Chefs’ Warehouse Midwest, LLC (2)	Delaware
Michael’s Finer Meats Holdings, LLC (2)	Delaware
Michael’s Finer Meats, LLC (3)	Delaware
The Chefs’ Warehouse Pastry Division, Inc. (2)	Delaware
The Chefs’ Warehouse Pastry Division Canada ULC (4)	British Columbia, Canada
QZ Acquisition (USA), Inc. (2)	Delaware
Qzina Specialty Foods North America (USA), Inc. (5)	Delaware
Qzina Specialty Foods, Inc. (6)	Florida
Qzina Specialty Foods, Inc. (6)	Washington
Qzina Specialty Foods (Ambassador), Inc. (6)	California
CW LV Real Estate LLC (7)	Delaware
Allen Brothers 1893, LLC (8)	Delaware
Del Monte Capitol Meat Company Holdings, LLC (2)	Delaware
Del Monte Capitol Meat Company, LLC (9)	Delaware
Del Monte Merger Sub, LLC (10)	Delaware
The Great Steakhouse Steaks, LLC (11)	Delaware

(1)	Dairyland HP LLC and Bel Canto Foods, LLC are wholly-owned by Dairyland USA Corporation, which is wholly-owned by The Chefs’ Warehouse, Inc.

(2)	The Chefs’ Warehouse Mid-Atlantic, LLC, The Chefs’ Warehouse West Coast, LLC,The Chefs’ Warehouse of Florida, LLC, The Chefs’ Warehouse Midwest, LLC, Michael’s Finer Meats Holdings, LLC, The Chefs’ Warehouse Pastry Division, Inc., QZ Acquisition (USA), Inc. and Del Monte Capitol Meat Company Holdings, LLC are wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(3)	Michael’s Finer Meats, LLC is wholly-owned by Michael’s Finer Meats Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(4)	The Chefs’ Warehouse Pastry Division Canada ULC is wholly-owned by The Chefs’ Warehouse Pastry Division, Inc., which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(5)	Qzina Specialty Foods North America (USA), Inc. is wholly-owned by QZ Acquisition (USA), Inc., which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(6)	Qzina Specialty Foods, Inc. (a Florida corporation), Qzina Specialty Foods, Inc. (a Washington corporation) and Qzina Specialty Foods (Ambassador), Inc. are wholly-owned by Qzina Specialty Foods North America (USA), Inc., which is wholly-owned by QZ Acquisition (USA), Inc., which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(7)	CW LV Real Estate LLC is wholly-owned by The Chefs’ Warehouse West Coast, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(8)	Allen Brothers 1893, LLC is wholly-owned by The Chefs’ Warehouse Midwest, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(9)	Del Monte Capitol Meat Company, LLC is wholly-owned by Del Monte Meat Company Holdings, LLC, which is wholly-owned by Chefs’ Warehouse Parent, LLC, which is wholly-owned by The Chefs’ Warehouse, Inc.

(10)	Del Monte Merger Sub, LLC is wholly-owned by The Chefs’ Warehouse, Inc.

(11) The Great Steakhouse Steaks, LLC is wholly owned by Allen Brothers 1893, LLC.